EXHIBIT 10.1

CORPORATE CONSULTING AGREEMENT

This Agreement (“Agreement”) dated April 1, 2007 is between EGPI Firecreek Inc., a Nevada corporation (“the Company”), 6564 Smoke Tree Lane, Scottsdale, AZ  and Seacoast Advisors, Inc., a Nevada corporation (“Consultant”).

WHEREAS,  EGPI Firecreek, Inc., through its wholly owned subsidiary, Firecreek Petroleum, Inc., engages in the exploration, development, and exploitation of crude oil and natural gas primarily in the United States. As reported in its previous filings the Company and its wholly owned subsidiary Firecreek Petroleum, Inc. also focuses on program development or creating strategic alliances for the acquisition and development of available proved oil and gas projects in Russia, Romania, and Kazakhstan. The Company through its subsidiary Firecreek Petroleum, Inc. holds interests primarily in gas wells located in Sweetwater County, Wyoming. As of January 1, 2006, the initial wells had total gross proved reserves of 2,367,977 thousand cubic feet of natural gas. Firecreek Petroleum, Inc. owns a 50% working interest in the initial wells.

WHEREAS, CONSULTANT is engaged in providing investor relations and business services for publicly-traded companies.

WHEREAS, the Company desires to obtain the benefits of CONSULTANT's experience and know-how, and accordingly, the Company has offered to engage CONSULTANT to render consulting and advisory services to the Company on the terms and conditions hereinafter set forth.

WHEREAS, CONSULTANT desires to accept such engagement upon such terms and conditions hereinafter set forth.

NOWTHEREFORE in consideration of the foregoing, the parties agree as follows:

Section 1.      SERVICES RENDERED

CONSULTANT;

1. Seacoast Advisors, Inc. is engaged by the Company to create and execute and/or arrange for the creation and execution of a public awareness campaign. Will also post corporate profile of the Company various websites including but not limited to ‘microStockProfit.com’ .

2. Shall assist telephone and email inquiries from potential investors.

3. Shall fulfill requests from potential investors for Company information via email or U.S. mail; all such Company information shall be pre approved by the Company.

4. Shall do design and layout work for a corporate direct mailing campaign, oversee the printing and delivery to potential investors, and respond and/or reply to all requests for additional information. (The cost of printing and postage are an additional expense to the company).

5. Shall perform any other services agreed to verbally or electronically.

Section 2.      COMPENSATION

(a) CASH. The Company shall pay to the Consultant a non-refundable cash fee of thirty five thousand dollars ($35,000). The payment is due immediately upon execution of the Agreement.

(b) OTHER COMPENSATION. The Company shall issue to the Consultant, five million  (5,000,000) shares of its restricted Common Stock issued pursuant to Rule 144.

(c) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Consultant for those reasonable and necessary out-of-pocket expenses (including but not limited to travel, transportation, lodging, meals, postage, etc.) which have been incurred by Consultant in connection with the rendering of services hereunder. Expenses are subject to prior written approval and consent by the Company. Any reimbursement to be made by the Company pursuant to this Section shall be made following submission to the Company by Consultant of reasonable documentation of the expenses incurred.

(d) SHAREHOLDERS LIST. The Company shall provide to the Consultant a current copy of their Shareholders/NOBO list.

(e) The Consultant shall be responsible for all of their own taxes arising or related to compensation in this Agreement.

Section 2.1      RESTRICTIONS

(a) INVESTMENT INTENT. Consultant agrees that the shares being issued pursuant to this agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a “Transfer”), only pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of Company.

(b) RESTRICTED SECURITIES. The Consultant understands common shares underlying this Agreement will be deemed as "restricted securities” under applicable U.S. federal and state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that pursuant to these laws and applicable regulations, the Lender must hold the Shares unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Lender further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Lender which are outside of the Company’s control, and as to which the Company is under no obligation and may not be able to satisfy. In this connection, the Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c) VOTING. To the extent available under Nevada Revised Statutes or a period of one year, Consultant agrees to Vote with and for Management, including at elections, and issues presented to a vote of the Shareholders, from time to time, and therefore to be consistent in its voting with various terms of Voting Agreements in place with Management, and other Shareholders providing similar consent action by specific proxy or other acceptable written method.

Section 3.      RELATIONSHIP OF PARTIES

This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that CONSULTANT shall be an independent contractor and not an employee of the Company. All compensation paid to CONSULTANT shall constitute earnings to CONSULTANT and be classified as normal income. The Company shall not withhold any amounts therefrom as U.S. federal or state income tax withholding, or as employee contribution to Social Security or any other employer withholding applicable under state or federal law.

Section 4.      TERM

The term of this Agreement shall be three (3) months commencing April 1, 2007, and may be extended by Company for an additional 3 months. Any extension will be subject to a new option or warrant package to be established, with terms acceptable by the Company and CONSULTANT in writing signed by both parties and attached as an Exhibit hereto.

Section 5.      TERMINATION

This Agreement may be terminated by either party with cause only, and only under the following circumstances; when either party (i) knowing and willfully breaches any term(s) of this Agreement, or (ii) knowing and willfully commits any act(s) related to the normal conduct of business which are unlawful, or any serious criminal action as promulgated pursuant to local, state, or federal law or laws governing the sovereignty of Israel.

Termination of the Agreement does not relieve the Company of its obligation to remunerate CONSULTANT pursuant to the terms of this Agreement. Upon termination, any outstanding remuneration due CONSULTANT for services rendered shall be paid within 3 (three) business days following termination.

Section 6.      INDEMNIFICATION

(a) In consideration of CONSULTANT’ execution and delivery of the this Agreement in addition to all of The Company’s other obligations under this Agreement, The Company shall defend, protect, indemnify and hold harmless CONSULTANT and all of its officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "CONSULTANT INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “CONSULTANT INDEMNIFIED LIABILITIES’), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by The Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby (ii) any breach of any covenant, agreement or obligation of The Company contained in this Agreement or any other certificate, instrument or document  contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to CONSULTANT by The Company. To the extent that the foregoing undertaking by The Company may be unenforceable for any reason, The Company shall make the maximum contribution to the payment and satisfaction of each of the CONSULTANT Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights CONSULTANT may have, and any liabilities CONSULTANT may be subject to.

(b) In consideration of The Company’s execution and delivery of the this Agreement and in addition to all of the CONSULTANT’ other obligations under this Agreement, CONSULTANT shall defend, protect, indemnify and hold harmless The Company and all of its subsidiaries, shareholders, officers, directors and employees and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "THE COMPANY INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such The Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “THE COMPANY INDEMNIFIED LIABILITIES’), incurred by any The Company Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by CONSULTANT in the Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of CONSULTANT contained in the Agreement or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such The Company Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Agreement or any other certificate, instrument or document contemplated hereby or thereby, and except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to The Company by CONSULTANT. To the extent that the foregoing undertaking by CONSULTANT may be unenforceable for any reason, CONSULTANT shall make the maximum contribution to the payment and satisfaction of each of the The Company Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights The Company may have, and any liabilities The Company may be subject to.

(c) Indemnification Procedure.  Any party entitled to indemnification under this Section (an "INDEMNIFIED PARTY") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Section to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten (10) Business Days of written notice thereof to the indemnifying party so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

Section 7.      GOVERNING LAW

Any controversy, claim or dispute arising from the interpretation of this Agreement, or breach thereof, shall settled by arbitration in the County of San Diego, CA in accordance with the rules of the American Arbitration Association there in effect, except that the parties thereto shall have any right to discovery as would permitted by the Federal Rules of Civil Procedure. The prevailing Party shall be entitled to reimbursement of actual costs and attorney’s fees from the arbitration and the decision of the Arbitrator(s) shall be final.

Section 8.      ASSIGNABILITY

This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of CONSULTANT and its legal representatives and heirs and the Company and any successor or successors of the Company by reorganization, merger, or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such legal representatives or heirs of CONSULTANT or successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or the Executive.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.      ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the Company and the CONSULTANT as to the subject matter hereof, superseding all prior written and prior or contemporaneous oral understanding or agreements, including any previous agreements, or understandings with respect to the subject matter covered in this Agreement.  This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment, or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver.  No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

By EGPI Firecreek, Inc.

/s/
Dennis Alexander
Chairman and CFO

By Seacoast Advisors, Inc.

/s/
Troy Flowers
President

Modification To Section 2 (b), Confirmation By Seacoast

Confirmation by Seacoast Advisors, Inc.

Gentlemen, it is confirmed regarding Section 2 (b) of our Agreement dated April 1, 2007 between EGPI Firecreek Inc., a Nevada corporation (“the Company”), 6564 Smoke Tree Lane, Scottsdale, AZ and Seacoast Advisors, Inc., a Nevada corporation (“Consultant”), that the effective date for issuance of the 5,000,000 restricted shares shall be April 15, 2007, to allow time for EGPI Firecreek, Inc. to set up for the appropriate reserve for said issuance with its transfer agent.

By Seacoast Advisors, Inc.

/s/
Troy Flowers
President